Exhibit 4.2
THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED OR QUALIFIED FOR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY STATE SECURITIES LAWS WHICH MAY BE APPLICABLE. THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL BEFORE IT EFFECTS ANY TRANSFER ON ITS BOOKS AND RECORDS OF THIS WARRANT OR THE COMMON STOCK ISSUABLE UPON EXERCISE HEREOF.

WARRANT TO PURCHASE
SHARES OF COMMON STOCK
OF
EUROSITE POWER INC.
Key Terms/Definitions:

“Company”:	EuroSite Power Inc., a Delaware corporation
“Holder”:	Scarsdale Equities LLC
“Common Stock”:	Common Stock, $.001 par value per share of the Company
Number of shares of Common Stock issuable on exercise of Warrant (subject to adjustment), or “Warrant Shares”:	113,750 shares
Price paid to purchase Warrant:	$—
“Exercise Price” per share of Common Stock (subject to adjustment):	$1.00
“Expiration Date”:	November 21, 2013

THIS IS TO CERTIFY that, for value received and subject to the provisions hereinafter set forth, that the Holder, or permitted assigns, is entitled to purchase from the Company at any time on or after the date hereof and on or before the Expiration Date the number of shares of Common Stock set forth in the table above, subject to the terms, provisions and conditions hereinafter set forth, at the Exercise Price per share.

The Company shall give the Holder written notice of the pendency of the Expiration Date at least 10 days, but not more than 60 days, prior to the Expiration Date (“Expiration Notice”). If the Company fails to serve the Expiration Notice upon the Holder within the required time period, the Expiration Date shall be deemed to have been extended and this Warrant shall continue to be exercisable by the Holder until 10 days after the Company delivers a delinquent Expiration Notice to the Holder referencing the new, extended Expiration Date.

Tender of the price paid to purchase this Warrant shall be made by delivery of a personal or bank check payable to the Company or by wire transfer to the Company's designated bank account, together with one executed copy of this Warrant.

SECTION 1.    EXERCISE OF WARRANT
This Warrant may be exercised in whole or in part at any time by the surrender of this Warrant (with the subscription form at the end hereof duly completed and executed) at the principal office of the Company and upon payment to the Company of the aggregate Exercise Price for the shares being purchased. Any such payment shall be by check payable to the order of the Company or by wire transfer to the Company's designated bank account. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or sale of the Company, the exercise of any portion of this Warrant may, at the election of the Holder, be conditioned upon the consummation of the public offering or sale of the Company, in which case such exercise shall not be deemed to be effective concurrently with the consummation of such transaction.

If this Warrant is exercised in respect of less than all of the Warrant Shares at the time purchasable hereunder, the Holder shall be entitled to receive a new Warrant of like tenor to this Warrant covering the number of shares in respect of which this Warrant shall not have been exercised.

The Warrant Shares shall be deemed to have been issued to the Holder at the time of such exercise, and the Holder shall be deemed for all purposes to have become the record holder of the Common Stock at such time. Certificates for Warrant Shares purchased upon exercise or partial exercise of this Warrant shall be delivered by the Company to Holder within five business days after the date of exercise.

This Warrant and all rights and options hereunder shall expire on the Expiration Date (as the same may be modified as provided herein), and shall be wholly null and void to the extent this Warrant is not exercised before it expires.

SECTION 2.    RESERVATION
The Company will at all times prior to the Expiration Date reserve and keep available such number of authorized shares of its Common Stock solely for the purpose of issuance upon the exercise of the rights represented by this Warrant as herein provided for, as may at any time be issuable upon the exercise of this Warrant.

SECTION 3.    STOCK DIVIDENDS, ETC.
The per share Exercise Price and the number of shares deliverable hereunder shall be adjusted as hereinafter set forth:

Section 3.1. Stock Dividends, Subdivisions and Combinations. In case after the date hereof the Company shall:

(a)    take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Common Stock, or

(b)    subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

(c)    combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then the per share Exercise Price shall be adjusted, for the purpose of preserving the economic value of this Warrant, to the price determined by multiplying the per share Exercise Price in effect immediately prior to such subdivision or combination or the taking of a record of holders in respect of such payment or distribution, as the case may be (each, a “Triggering Event”) by a fraction (i) the numerator of which shall be the total number of outstanding shares of Common Stock of the Company immediately prior to such Triggering Event, and (ii) the denominator of which shall be the total number of outstanding shares of Common Stock of the Company immediately after such Triggering Event.

Section 3.2.    Adjustment of Number of Shares Purchasable. Upon each adjustment of the per share Exercise Price, the number of shares of Common Stock subsequently purchasable hereunder shall be an amount equal to the quotient derived by dividing the aggregate Exercise Price in effect immediately before such adjustment by the per share Exercise Price in effect immediately following such adjustment or readjustment.

Section 3.3.    Notice of Adjustments. Whenever the per share Exercise Price or number of shares deliverable upon exercise of this Warrant shall be adjusted pursuant to this Section 3, the Company shall promptly prepare a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company made any determination hereunder), and shall promptly cause copies of such certificate to be mailed (by first class mail, postage prepaid) to the Holder.
SECTION 4.    MERGERS, CONSOLIDATIONS, SALES
In the case of any consolidation or merger of the Company with another entity (regardless of whether the Company is the surviving entity), or the sale of all or substantially all of its assets to another entity, or any reorganization or reclassification of the Common Stock or other equity securities of the Company, then, as a condition of such consolidation, merger, sale, reorganization or reclassification, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore purchasable hereunder, such shares of stock, securities or assets (including, without limitation, cash), if any, as may (by virtue of such consolidation, merger, sale, reorganization or reclassification) be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore so purchasable hereunder had such consolidation, merger, sale, reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon exercise of this Warrant. The Company shall not effect any such consolidation, merger or sale unless (a) the Company provides the holder hereof with not less than 10 days prior written notice of such consolidation, merger or sale (provided that the failure to give such notice shall not affect the validity of such corporate event), and (b) prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes, by written instrument, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.
SECTION 5.    DISSOLUTION OR LIQUIDATION

If the Company declares or pays a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a “Liquidating Dividend”), then the Company shall pay to the Holder at the time of payment thereof the Liquidating Dividend which would have been paid to such holder on the Common Stock had this Warrant been fully exercised immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.
SECTION 6.    NOTICE OF DIVIDENDS; PAYMENTS
If the Board of Directors of the Company shall declare any dividend or other distribution on any class of its Common Stock except by way of a stock dividend payable in Common Stock on its Common Stock, the Company shall mail notice thereof to the Holder not less than 10 days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution.
SECTION 7.    NO FRACTIONAL SHARES
No fractional shares shall be issued upon the exercise of this Warrant under any circumstances.

SECTION 8.    FULLY PAID STOCK
The Company covenants and agrees to take all such actions necessary to ensure that the shares of stock represented by each and every certificate for its Common Stock to be delivered on the exercise of the purchase rights herein provided for shall, at the time of such delivery, be validly issued and outstanding and be fully paid and nonassessable. In addition, the Company shall take all such actions as may be necessary to ensure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any trading market or securities exchange upon which shares of Common Stock may be listed.
SECTION 9.    CLOSING OF TRANSFER BOOKS
The right to exercise this Warrant shall not be suspended during any period that the stock transfer books of the Company for its Common Stock may be closed. The Company shall not be required, however, to deliver certificates of its Common Stock upon such exercise while such books are duly closed for any purpose, but the Company may postpone the delivery of the certificates for the Common Stock until the opening of such books, and they shall, in such case, be delivered forthwith upon the opening thereof, or as soon as practicable thereafter.

SECTION 10.	RESTRICTIONS ON TRANSFERABILITY OF WARRANTS AND WARRANT SHARES; COMPLIANCE WITH LAWS; AND REGISTRATION RIGHTS
Notwithstanding anything contained in this Warrant to the contrary, the terms and provisions of this Section 10 of this Warrant remain in full force and effect at all times and shall survive the Expiration Date.
Section 10.1.    In General. This Warrant and the shares of Common Stock issued upon the exercise hereof shall not be transferable except upon the conditions hereinafter referred to, which conditions are intended to ensure compliance with the provisions of the Securities Act of 1933, as amended (or any similar federal statute at the time in effect) (the “Securities Act”), and any applicable state securities laws in respect of the transfer of this Warrant or any such shares. Any attempt to transfer such Warrant or such shares except in accordance with the terms hereof shall, to the extent legally enforceable, be void.
Section 10.2.    Restrictive Legends. Each Warrant and each certificate for shares of Common Stock issued upon the exercise of any Warrant shall bear a customary restrictive legend relating to securities laws compliance until counsel for the Company determines that such legend is no longer legally required. This Warrant and any Warrant Shares may be transferred only in accordance with the provisions of such legend, including the legend set forth on the first page hereof.
Section 10.3.    Accredited Investor. The initial Holder of this Warrant represents that he is an a “accredited investor” as defined in the rules and regulations under the Securities Act.
Section 10.4.    Registration Rights. The Company hereby grants the following registration rights to the Holder, and such registration rights contained in this Section 10.4 are freely assignable by the Holder in connection with a permitted transfer of this Warrant or any Warrant Shares:
(a)    Registration Statement.    The Company shall file with the Securities and Exchange Commission (“SEC”) not later than ninety (90) days after the Closing Date a “shelf” registration statement on an appropriate form (the “Registration Statement”) covering the resale of the Warrant Shares and shall use its commercially reasonable best efforts to cause the Registration Statement to be declared effective as soon as practicable.

(b)    Registration Procedures. In connection with the Registration Statement, the Company will:

(i)    prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep such

Registration Statement effective with respect to the Holder until such time as all of the Warrant Shares owned by the Holder may be resold without restriction under the Securities Act; and

(ii)    immediately notify the Holder when the prospectus included in the Registration Statement is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. If the Company notifies the Holder to suspend the use of any prospectus until the requisite changes to such prospectus have been made, then the Holder shall suspend use of such prospectus. In such event, the Company will use its commercially reasonable efforts to update such prospectus as promptly as is practicable.

(c)    Provision of Documents etc. In connection with the Registration Statement, the Holder will furnish to the Company in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws. The Company may require the Holder, upon five business days' notice, to furnish to the Company a certified statement as to, among other things, the number of Warrant Shares and the number of other shares of the Company's Common Stock beneficially owned by the Holder and the person that has voting and dispositive control over such shares. The Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act, if applicable, in connection with sales of the Shares pursuant to the Registration Statement.

(d)    Expenses. All expenses incurred by the Company in complying with this section, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees of transfer agents and registrars are called “Registration Expenses.” All underwriting discounts and selling commissions applicable to the sale of the Shares including any fees and disbursements of any counsel to the Holder, are called “Selling Expenses.” The Company will pay all Registration Expenses in connection with the Registration Statement. Selling Expenses in connection with the Registration Statement shall be borne by the Holder, as applicable.

(e)    Indemnification and Contribution.

(i)    The Company will, to the extent permitted by law, indemnify and hold harmless the Holder, each officer of the Holder, each director of the Holder, and each other person, if any, who controls the Holder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Holder or such other person (a “controlling person”) may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (“Claims”) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement at the time of its effectiveness, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made, and will, subject to the limitations herein, reimburse the Holder and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the Company shall not be liable to the Holder to the extent that any Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in conformity with information furnished by the Holder or any such controlling person in writing specifically for use in the Registration Statement or related prospectus, as amended or supplemented.

(ii)    The Holder severally but not jointly will, to the extent permitted by law, indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the Securities Act, each underwriter, each officer of the Company who signs the Registration Statement and each director of the Company against all Claims to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such Claims arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Holder will be liable hereunder in any such case if and only to the extent that any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to the Holder, as such, furnished in writing to the Company by the Holder specifically for use in the Registration Statement or related prospectus, as amended or supplemented.

(iii)    Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this section and shall only relieve it from any liability which it may have to such indemnified party under this section except and only if and to the extent the indemnifying party is materially prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this section for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties, as a group, shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. The indemnifying party shall not be liable for any settlement of any such proceeding affected without its written consent, which consent shall not be unreasonably withheld.

(iv)    In order to provide for just and equitable contribution in the event of joint liability under the Securities Act in any case in which either (i) the Holder, or any controlling person of the Holder, makes a claim for indemnification pursuant to this section but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this section provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of the Holder or controlling person of the Holder in circumstances for which indemnification is not provided under this section, then, and in each such case, the Company and the Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in a manner that reflects, as near as practicable, the economic effect of the foregoing provisions of this section. Notwithstanding the foregoing, no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(f)    Delivery of Unlegended Shares.

(i)    Within three business days (such business day, the “Unlegended Shares Delivery Date”) after the business day on which the Company has received (i) a notice Warrant Shares have been sold either pursuant to, and in compliance with, the Registration Statement or Rule 144 under the Securities Act and (ii) in the case of sales under Rule 144, customary representation letters of the Holder and Holder's broker regarding compliance with the requirements of Rule 144, the Company at its expense, (A) shall deliver the Warrant Shares so sold without any restrictive legends relating to the Securities Act (the “Unlegended Shares”); and (B) shall cause the transmission of the certificates representing the Unlegended Shares together with a legended certificate representing the balance of the applicable unsold Warrant Shares, if any, to the Holder at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Unlegended Shares Delivery Date. Transfer fees shall be the responsibility of the Holder.

(ii)    In lieu of delivering physical certificates representing the Unlegended Shares, if the Company's transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, upon request of the Holder, so long as the certificates therefor do not bear a legend and the Holder is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Holder's broker with DTC through its Deposit/Withdrawal at Custodian system. Such delivery must be made on or before the Unlegended Shares Delivery Date but is subject to the cooperation of the Holder's broker (the so-called DTC participant).

(iii)    The Holder agrees that the removal of the restrictive legend from certificates representing the Warrant Shares, as applicable, as set forth in this section is predicated upon the Company's reliance that the Holder will sell any Warrant Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

SECTION 11.    PARTIAL EXERCISE AND PARTIAL ASSIGNMENT

If this Warrant is exercised in part only, the holder hereof shall be entitled to receive a new Warrant covering the number of Warrant Shares in respect of which this Warrant shall not have been exercised as provided in Section 1. If this Warrant is partially assigned, this Warrant shall be surrendered at the principal office of the Company (with the partial assignment form at the end hereof duly executed), and thereupon a new Warrant shall be issued to the Holder covering the number of shares not assigned and setting forth the proportionate aggregate Exercise Price applicable to such shares not assigned. The assignee of such partial assignment of this Warrant shall also be entitled to receive a new Warrant of like tenor to this Warrant covering the number of shares so assigned and setting forth the proportionate aggregate Exercise Price applicable to such assigned shares. If this Warrant is assigned in full, this Warrant shall be surrendered at the principal office of the Company (with the full assignment form at the end hereof duly executed), and thereupon a new Warrant of like tenor to this Warrant shall be issued to the assignee covering the number of shares of Common Stock then issuable upon exercise of this Warrant.
SECTION 12.     WARRANT DENOMINATIONS
Warrants are issuable or transferable in the denomination of 1,000 Warrant Shares or any integral multiple thereof (as nearly as may be practicable and subject to required adjustments hereunder), and the Warrants of each denomination are interchangeable upon surrender thereof at the office of the Company for Warrants of other denominations, but aggregating the same number of Warrant Shares as the Warrants so surrendered. All Warrants will be dated the same date as this Warrant.
SECTION 13.    LOST, STOLEN WARRANTS, ETC.
In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company may issue a new Warrant of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of the mutilated Warrant, or in lieu of the Warrant lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Warrant, and upon receipt of indemnity satisfactory to the Company. All warrants hereafter issued in exchange or substitution for this Warrant shall be substantially in the form hereof.

SECTION 14.    WARRANT HOLDER RIGHTS
This Warrant does not confer upon the holder hereof any right to vote or to consent or to receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof as herein before provided.
SECTION 15.    SEVERABILITY
Should any part of this Warrant for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Warrant had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed and accepted the remaining portion of this Warrant without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid.
SECTION 16.    GOVERNING LAW
This Warrant shall be governed by the laws of the State of Delaware.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by a duly authorized officer.

Dated: November 21, 2012
EUROSITE POWER INC.

By: ____________________________
Anthony S. Loumidis
Chief Financial Officer

The initial Warrant Holder hereby confirms
the representations and covenants contained
in Section 10:

___________________________________

SUBSCRIPTION
EUROSITE POWER INC.
The undersigned,____________________________, pursuant to the provisions of the within Warrant, hereby elects to exercise said Warrant for ___________ shares of Common Stock of EuroSite Power Inc. covered by the within Warrant.

Printed Name of Holder:

Signature:_________________________________

Title (if signing on behalf of the Holder):

Address:

Dated:

FULL ASSIGNMENT
FOR VALUE RECEIVED, ____________________________ hereby sells, assigns and transfers unto_________________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint ___________________________, attorney, to transfer the said Warrant on the books of the within-named Company.

______________________________
Assignor

Dated: ________________________

PARTIAL ASSIGNMENT
FOR VALUE RECEIVED _________________________ hereby sells, assigns and transfers unto _________________________ that portion of the within Warrant and the rights evidenced thereby which will on the date hereof entitle the holder to purchase __________ shares of Common Stock of EuroSite Power Inc. and irrevocably constitutes and appoints ___________________________, attorney, to transfer that part of the said Warrant on the books of the within-named Company.

______________________________
Assignor

Dated_________________________